EXHIBIT B-5




                            ALLIANT ENERGY AGREEMENT


          ALLIANT ENERGY AGREEMENT, dated as of           ,     , made by
                                                ----------  ----
ALLIANT ENERGY CORPORATION, a Wisconsin corporation ("Alliant Energy"), in favor of CIESCO, L.P. (the "Investor"), CITIBANK, N.A. ("Citibank"), and CITICORP NORTH AMERICA, INC. (the "Agent").

          PRELIMINARY STATEMENTS:

          (1) Wisconsin Power & Light Company ("WP&L"), a direct or indirect wholly-owned subsidiary of Alliant Energy, has entered into a Receivables Sale Agreement, dated the date hereof (such Agreement, as it may be amended or otherwise modified from time to time, being the "WP&L Receivables Sale Agreement") with WPL SPE LLC, a Delaware limited liability company ("WP&L SPE") and a wholly-owned subsidiary of WP&L, and Alliant Energy Corporate Services, Inc., an Iowa corporation ("Services") and a direct or indirect wholly-owned subsidiary of Alliant Energy, as Collection Agent.

          (2) IES Utilities Inc. ("IES"), a direct or indirect wholly-owned subsidiary of Alliant Energy, has entered into a Receivables Sale Agreement, dated the date hereof (such Agreement, as it may be amended or otherwise modified from time to time, being the "IES Receivables Sale Agreement") with IESU SPE LLC, a Delaware limited liability company ("IES SPE") and a wholly-owned subsidiary of IES, and Services, as Collection Agent.

          (3) Interstate Power Company ("IPC"; each of WP&L, IES and IPC being also referred to from time to time as an "Originator" and, collectively, the "Originators"), a direct or indirect wholly-owned subsidiary of Alliant Energy, has entered into a Receivables Sale Agreement, dated the date hereof (such Agreement, as it may be amended or otherwise modified from time to time, being the "IPC Receivables Sale Agreement; each of the WP&L Receivables Sale Agreement, the IES Receivables Sale Agreement and the IPC Receivables Sale Agreement also being referred to from time to time as a "Receivables Sale Agreement" and, collectively, the "Receivables Sale Agreements") with IPC SPE LLC, a Delaware limited liability company ("IPC SPE; each of WP&L SPE, IES SPE


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and IPC SPE also being referred to from time to time as an "SPE" and, collectively, the "SPEs") and a wholly-owned subsidiary of IPC, and Services, as Collection Agent.

          (4) Each SPE has entered into a Receivables Purchase and Sale Agreement, dated the date hereof (respectively, the "WP&L SPE-Seller Receivables Sale Agreement", the "IES SPE-Seller Receivables Sale Agreement" and the "IPC SPE-Seller Receivables Sale Agreement"; each such Agreement also being referred to from time to time as an "SPE-Seller Receivables Sale Agreement" and, collectively, as the "SPE-Seller Receivables Sale Agreements") with Alliant Energy SPE LLC (the "Seller"), and Services, as Collection Agent.

          (5) The Seller, a direct or indirect wholly-owned subsidiary of Alliant Energy, has entered into (i) a Receivables Sale and Purchase Agreement, dated the date hereof (such Agreement, as it may be amended or otherwise modified from time to time, being the "Ciesco Agreement"), with Ciesco, L.P., Citicorp North America, Inc., individually and as agent, and Alliant Energy Corporate Services, Inc., as Collection Agent, and (ii) a Receivables Sale and Purchase Agreement, dated the date hereof (such Agreement, as it may be amended or otherwise modified from time to time, being the "Citibank Agreement", and, together with the Ciesco Agreement, the "Purchase Agreements"; the Purchase Agreements, together with the Receivables Sale Agreements and the SPE-Seller Receivables Sale Agreements, being the "Agreements"), Citibank, Citicorp North America, Inc. as agent, and Services, as Collection Agent.

          (6) Capitalized terms, unless otherwise defined herein, shall have the meanings set forth in the Ciesco Agreement or the Citibank Agreement, as appropriate.

          (7) It is a condition precedent to the Ciesco Agreement and the Citibank Agreement that Alliant Energy shall have executed and delivered this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Investor and the Agent to enter into the Ciesco Agreement and Citibank and the Agent to enter into the Citibank Agreement, Alliant Energy hereby agrees as follows:

                                    ARTICLE I

                              PERFORMANCE GUARANTY

          SECTION 1.01. Performance Guaranty. Alliant Energy hereby
                        --------------------
unconditionally and irrevocably guarantees to each Owner, the Investor, Citibank, and the Agent, and any of their successors and assigns, the due and punctual performance and observance by the Originators, the SPEs, the Collection Agent (so long as the Collection Agent is a subsidiary of Alliant Energy) and the Seller of all covenants, agreements, terms, conditions and indemnities to be


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performed or observed by the Originators, the SPEs, the Collection Agent, and
the Seller, respectively, under the Agreements or any document delivered in connection with the Agreements, including, without limitation, the due and punctual payment of all obligations which are or may become due and owing by the Seller under the terms and provisions of the Purchase Agreements, whether for fees, expenses (including counsel fees and expenses of the Agent and the Owners), indemnified amounts or otherwise, whether upon any termination or for any other reason (such covenants, agreements, terms, conditions, indemnities and other obligations being the "Obligations"). In the event that any Originator or any SPE or the Seller shall fail in any manner whatsoever to perform or observe any of the Obligations when the same shall be required to be performed or observed under any of the Agreements, then Alliant Energy will itself duly and punctually perform or observe such Obligation, and it shall not be a condition to the accrual of the obligation of Alliant Energy hereunder to perform or observe any Obligation (or to cause the same to be performed or observed) that the Owners or the Agent shall have first made any request of or demand upon or given any notice to Alliant Energy or to any Originator or any SPE or the Seller or their respective successors or assigns, or have instituted any action or proceeding against Alliant Energy or any Originator or any SPE or the Seller or their respective successors or assigns in respect thereof.

          SECTION 1.02. Performance Guaranty Absolute. Alliant Energy hereby
                        -----------------------------
waives promptness, diligence and notice of acceptance of this Agreement, of any action taken or omitted in reliance hereon or of any default in the payment or in the performance of any of the Obligations and any demand, protest or other notice of any kind. Alliant Energy expressly waives the right to require the Agent or the Owners to protect, secure, perfect, insure, proceed against or exhaust any security granted by any Originator or any SPE or the Seller as security for the payment of any sums due hereunder or to exhaust any right or take any action against any Originator or any SPE or the Seller or any other Person or any collateral. Alliant Energy further agrees that the execution and delivery of this Agreement by Alliant Energy shall be conclusive evidence against Alliant Energy that its obligations hereunder are unconditional and absolute.

          The obligations of Alliant Energy under this Agreement constitute a present and continuing guaranty of payment and not of collectibility, shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction or defense based upon any claim Alliant Energy, any Originator, any SPE, the Collection Agent, the Seller or any Obligor may have against any Owner, the Investor, Citibank, CNA, the Agent, or any other Person, and shall remain in full force and effect without regard to and shall not be released, discharged or in any way affected or impaired by, any thing, event, happening, matter, circumstance or condition whatsoever (whether or not Alliant Energy shall have


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                                       4


any knowledge or notice thereof or consent thereto), including, without limitation:

          (a) any amendment or modification of or supplement to any of the Agreements or any other document to be delivered thereunder, or any assignment or transfer of any interest of any Owner or the Agent therein, including, without limitation, any renewal or extension of the terms of payment of any sums due or contingently due thereunder or the granting of time in respect of any payment, or any furnishing or acceptance of security or any release of any security so furnished or accepted for the sum due or contingently due thereunder;

          (b) any waiver, consent, extension, granting of time, forbearance, indulgence or other action or inaction under or in respect of any of the Agreements, or any exercise or non-exercise of any right, remedy or power in respect thereof;

          (c) any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceedings with respect to any Originator, any SPE, the Collection Agent, the Seller or any other Person, or the properties or creditors of any of them;

          (d) the occurrence of any Event of Investment Ineligibility under the Ciesco Agreement or Event of Termination under the Citibank Agreement, or any invalidity or any unenforceability of, or any misrepresentation, irregularity or other defect in, any of the Agreements or any other document to be delivered thereunder;

          (e) any transfer or purported transfer, any consolidation or merger of any Originator, any SPE, the Collection Agent or the Seller with or into any other corporation or entity, or any change whatsoever in the objects, capital structure, constitution or business of any Originator, any SPE, the Collection Agent or the Seller;

          (f) any failure on the part of any Originator or any SPE or the Collection Agent or the Seller to perform or comply with any term of any of the Agreements or any other document to be delivered under any thereof; or

          (g) any suit or other action brought by any creditors of any Originator or any SPE or the Collection Agent or the Seller for any reason whatsoever, including, without limitation, any suit or action in any way attacking or involving any of the Agreements or any other document to be delivered under any thereof.


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          The obligations of Alliant Energy under this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any obligations guaranteed hereunder is rescinded or must otherwise be returned by the Seller, any Owner, the Investor, Citibank, CNA or the Agent upon the insolvency, bankruptcy or reorganization of any Originator or any SPE or the Collection Agent or the Seller or otherwise, all as though such payment had not been made.

          SECTION 1.03. Subrogation. If Alliant Energy shall make any payment
                        -----------
due in respect of any of the Agreements pursuant to this Agreement, it shall, to the extent permitted by applicable law, be subrogated to the rights of the Owners, the Investor, Citibank, CNA and/or the Agent, as the case may be, in respect of which such payment was made; provided that such rights of subrogation and all indebtedness and claims arising therefrom shall be, and Alliant Energy hereby declares that they are, and at all times shall be, in all respects subordinate and junior to all sums due or contingently due under any of the Agreements in respect of which payment was not made. Alliant Energy hereby agrees that the foregoing right of subrogation shall not be effective until, and that it shall not be entitled to receive any payment, under any condition, in respect of any such subrogated claim unless and until, all sums which may become due, or are stated in the Agreements to become due, have become due and shall have been paid in full or funds for their payment shall have been duly and sufficiently provided.

          SECTION 1.04 Recourse for Defaulted Receivables. (a) To the extent of
                       ----------------------------------
the Default Recourse Limit (as defined below) then available, on the last day of each Settlement Period for each Share in which a Liquidation Day has occurred for such Share, Alliant Energy shall be obligated to pay to the Agent for the account of the Owner of such Share, without prejudice to any other rights that the Investor or any other Owner may have under the applicable Purchase Agreement or under applicable law, an amount equal to the interest of such Share in the Outstanding Balance of any Pool Receivable that at such time is a Defaulted Receivable (but without duplication of amounts previously paid under this subsection (a) with respect to such interest in such Defaulted Receivable).

          (b) "Default Recourse Limit" means at any time an amount equal to:

          (i) the applicable Loss Percentage multiplied by the Capital of such Share at such time, provided the foregoing amount shall not be recomputed
                         --------
     (and shall remain fixed) on any day that is a Liquidation Day for such Share, provided further that such amount shall again be recomputed (and no
            -------- -------
     longer shall remain fixed) on any day that is no longer a Liquidation Day for such Share;

          (ii) plus an amount equal to the interest of such Share in any Collections with respect to each Defaulted Receivable in respect of which payments shall have been made prior to such time by Alliant Energy under


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     Section 1.04(a) above, provided that the Default Recourse Limit for any
     Share shall not at any time by reason of this clause (ii) exceed the Default Recourse Limit that was in effect as of the then most recent date of recomputation in accordance with clause (i) above.

          (c) The proceeds of any payment made pursuant to Section 1.04(a) above shall be deemed to be a Collection in respect of each Receivable in respect of which such payments are made by Alliant Energy, and the amount of each such Collection shall be applied as provided in Section 2.05 or 2.06 (as applicable at the time of payment) of the applicable Purchase Agreement.

          SECTION 1.05. Recourse for Yield. To the extent not paid out of
                        ------------------
Collections, Alliant Energy shall pay to the Agent, on the last day of each Settlement Period for each Share and for the account of the Owner of such Share, until Capital has been reduced to zero, an amount equal to the accrued and unpaid Yield for such Share, by deposit of such amount to the Agent's Account. Upon receipt of such funds in the Agent's Account, the Agent shall distribute such funds to the Owner of such Share in payment of such accrued Yield.

          SECTION 1.06. Recourse for Collection Agent Fee. To the extent not
                        ---------------------------------
paid out of Collections, Alliant Energy shall pay to the Agent, on the last day of each Settlement Period for each Share and for the account of the Owner of such Share, until Capital has been reduced to zero, an amount equal to the accrued and unpaid Collection Agent Fee for such Share, by deposit of such amount to the Agent's Account. Upon receipt of such funds in the Agent's Account, the Agent shall distribute such funds to the Collection Agent in payment of such accrued Collection Agent Fee payable with respect to such Share.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

          SECTION 2.01. Representations and Warranties. Alliant Energy hereby
                        ------------------------------
represents and warrants to the Agent, the Investor, Citibank, CNA and the Owners that:

          (a) Alliant Energy is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business, and is in good standing, in all states where the nature of its business or the ownership or use of property requires such qualification.


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                                       7


          (b) The execution, delivery and performance by Alliant Energy of this Agreement and all other instruments and documents delivered by Alliant Energy hereunder, and the transactions contemplated hereby, are within Alliant Energy's corporate powers, have been duly authorized by all necessary corporate action, do not contravene (i) Alliant Energy's Articles of Incorporation or ByLaws, (ii) law or (iii) any provision of any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or similar agreement to which Alliant Energy is a party or by which its property may be bound, and do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties.

          (c) No authorization or approval of, or application or notice to or filing with, any governmental entity, including, without limitation, the Public Service Commission of Wisconsin and the Federal Energy Regulatory Commission, is required for the due execution, delivery and performance by Alliant Energy of this Agreement or any other document or instrument to be delivered hereunder except for the filing of an Application with, and the approval of, the Securities and Exchange Commission under the Public Utility Holding Company Act of 1935, which Application has been duly filed and which approval has been duly granted and is in full force and effect.

          (d) This Agreement is the legal, valid and binding obligation of Alliant Energy, enforceable against Alliant Energy in accordance with its terms.

          (e) The consolidated balance sheet as of               , 1999, and the
                                                   --------------
     statements of income and retained earnings and cash flows, of Alliant Energy and subsidiaries for the ______ then ended, each as certified by _____________, a copy of which has been furnished to the Agent, fairly present the financial condition of Alliant Energy as of the date of such balance sheet and the results of operations for the respective periods covered by said statements of income and retained earnings and cash flows. Since __________, 1999, there has been no material adverse change in the financial condition or operations of Alliant Energy.

          (f) (i) There are no actions, suits or proceedings pending, or to the knowledge of Alliant Energy, threatened against or affecting Alliant Energy or any subsidiary, or the property of Alliant Energy or of any subsidiary, in any court, or before any arbitrator of any kind, or before or by any governmental body, which, if determined adversely to Alliant Energy, would materially adversely affect the financial condition or operations of Alliant Energy or the ability of Alliant Energy to perform its obligations under this Agreement; (ii) there is no pending or threatened litigation which purports to affect the legality, validity or enforceability of this


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     Agreement or any transaction contemplated hereby; and (iii) Alliant Energy is not in default with respect to any order of any court, arbitrator or governmental body except for defaults with respect to orders of governmental agencies which defaults are not material to the business or operations of Alliant Energy;

          (g) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived; and

          (h) Alliant Energy is the registered and beneficial owner, directly or indirectly, of all of the issued and outstanding shares of each class of the capital stock of each Originator, each SPE, the Collection Agent, and the Seller.

                                   ARTICLE III

                                    COVENANTS

          SECTION 3.01. Affirmative Covenants of Alliant Energy. So long as any
                        ---------------------------------------
Capital shall be outstanding, Alliant Energy will, unless the Agent shall otherwise consent in writing:

          (a) Compliance with Laws, Etc. Comply in all material respects with
              -------------------------
     all applicable laws, rules, regulations and orders with respect to it, its business and properties, the noncompliance with which would materially and adversely affect the financial condition or operations of Alliant Energy or Alliant Energy and its consolidated subsidiaries taken as a whole or materially adversely affect the collectibility of the Receivables Pool or the ability of Alliant Energy to perform its obligations under this Agreement.

          (b) Preservation of Corporate Existence. Preserve and maintain its
              -----------------------------------
     corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, to the extent that failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect the interests of the Owners or the Agent hereunder or under the Purchase Agreements or in the Pool Receivables, or the ability of Alliant Energy to perform its obligations hereunder.

          (c) Audits. At any time and from time to time during regular business
              ------
     hours, upon at least five Business Days' notice (or one Business Day's notice if any Designated Event shall then exist), permit the Agent, or its


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     agents or representatives, at their own expense, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of Alliant Energy or its Affiliates relating to Pool Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of Alliant Energy, its Affiliates or the agents of Alliant Energy or its Affiliates, for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Pool Receivables or Alliant Energy's performance hereunder with the chief financial officer or the treasurer of Alliant Energy or with any other officers or employees of Alliant Energy having knowledge of such matters and who are referred by the chief financial officer or the treasurer. Alliant Energy agrees not to unreasonably withhold referrals to any such other officers or employees.

          (d) Keeping of Records and Books of Account. Maintain and implement,
              ---------------------------------------
     and cause each of its subsidiaries to maintain and implement, administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Pool Receivables in the event of the destruction of the originals thereof), and keep and maintain, and cause each of its subsidiaries to keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Pool Receivables (including, without limitation, records adequate to permit the daily identification of each new Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

          (e) Performance and Compliance with Receivables and Contracts. At its
              ---------------------------------------------------------
     expense timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under this Agreement.

          SECTION 3.02. Reporting Requirements of Alliant Energy. So long as any
                        ----------------------------------------
Capital shall be outstanding, Alliant Energy will, unless the Agent shall otherwise consent in writing, furnish to the Agent:

          (a) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of Alliant Energy,
     beginning with the       quarter of     , a consolidated balance sheet of
                        -----            ----
     Alliant Energy and subsidiaries as of the end of such quarter, and consolidated statements of income and retained earnings of Alliant Energy and subsidiaries, each for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by a principal financial or accounting officer of Alliant Energy;


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                                       10


          (b) as soon as available and in any event within 120 days after the end of each fiscal year of Alliant Energy beginning with the fiscal year ended December 31, 1999, a copy of the balance sheet of Alliant Energy as of the end of such year and the related statements of income and retained earnings of Alliant Energy for such year, each certified by a principal financial or accounting officer of Alliant Energy;

          (c) as soon as possible and in any event within ten days after the occurrence of each Event of Investment Ineligibility or Event of Termination or each event which, with the giving of notice or lapse of time or both, would constitute an Event of Investment Ineligibility or an Event of Termination, the statement of a principal financial or accounting officer of Alliant Energy setting forth details of such Event of Investment Ineligibility or Event of Termination or event and the action which Alliant Energy proposes to take with respect thereto;

          (d) as soon as possible after the adoption of, or any change in, any applicable law, rule or regulation which has, or is likely to have, the effect described in Section 5.03(b) or 5.03(c) of the Purchase Agreements, the statement of a principal financial or accounting officer of Alliant Energy describing such law, rule or regulation and its effect (or anticipated effect);

          (e) at least ten Business Days prior to any change in Alliant Energy's name, a notice setting forth the new name and the effective date thereof;

          (f) promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the financial condition or operations of Alliant Energy or any subsidiary as the Agent may from time to time reasonably request in order to protect any Owner's or the Agent's interests under or contemplated by this Agreement or the Purchase Agreements.

          SECTION 3.03. Negative Covenants of Alliant Energy. So long as any
                        ------------------------------------
Capital shall be outstanding, Alliant Energy will not, without the prior written consent of the Agent:

          (a) Sales, Liens, Etc. Except as otherwise provided herein, or
              -----------------
     pursuant to the Purchase Agreements, sell, assign (by operation of law or otherwise) or otherwise dispose of, or permit any subsidiary to sell, assign or otherwise dispose of, or create or suffer to exist, or permit any subsidiary to create or suffer to exist, any Adverse Claim upon or with respect to, (i) any Pool Receivable or related Contract, or assign any right to receive income in respect thereof or (ii) any material assets in a single transaction or series of related transactions if after giving effect to such transaction or transactions any Event of Investment Ineligibility or Event of Termination shall have occurred or would be reasonably likely


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                                       11


     to result therefrom, provided that the foregoing clause (ii) shall not prohibit Alliant Energy from engaging in any transaction if substantially concurrently with the consummation of such transaction (A) the Purchase Limit and the Commitment shall each be reduced to zero pursuant to Section
     2.03 of the Ciesco Agreement and the Citibank Agreement, respectively, and
     (B) no Capital of any Share (as defined in the Ciesco Agreement) or "Capital" of any "Share" (as defined in the Citibank Agreement) shall be outstanding and all other amounts then due and payable under the Ciesco Agreement, the Citibank Agreement and this Agreement shall have been paid in full.

          (b) Extension or Amendment of Receivables. Except as otherwise
              -------------------------------------
     permitted in Section 6.02 of the Purchase Agreements, extend, amend or otherwise modify, or permit any subsidiary to extend, amend or otherwise modify, the terms of any Pool Receivable, or amend, modify or waive, or permit any subsidiary to amend, modify or waive, any term or condition of any Contract related thereto.

          (c) Change in Business or Credit and Collection Policy. Make any
              --------------------------------------------------
     change, or permit any subsidiary to make and change, in the character of its business or in any Credit and Collection Policy, which change would, in either case, impair the collectibility of any Pool Receivable.

                                   ARTICLE IV

                                  MISCELLANEOUS

          SECTION 4.01. Amendments, Etc. No amendment or waiver of any provision
                        ---------------
of this Agreement, and no consent to any departure by Alliant Energy herefrom, shall in any event be effective unless the same shall be in writing and signed by the Agent as Agent for the Owners, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          SECTION 4.02. Addresses for Notices. All notices and other
                        ---------------------
communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and mailed or transmitted or delivered, as to Alliant Energy, at its address set forth under its name on the signature pages hereof, as to the Investor, Citibank, CNA and the Agent, at their respective addresses pursuant to Section 11.02 of the Purchase Agreements, or at such other address as shall be designated by any such party in a written notice to such other parties. All such notices and communications shall be effective, in the case of notice by mail, when deposited in the mails, and, in the case of notice by facsimile transmission, when transmitted, in each case addressed as aforesaid.


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                                       12


          SECTION 4.03. No Waiver. No failure on the part of the Agent, the
                        ---------
Investor, Citibank, CNA or any Owner to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

          SECTION 4.04. Right of Offset. Notwithstanding any other provision of
                        ---------------
this Agreement or any of the Agreements, the Investor and Citibank shall each have the right at any time and from time to time (without notice or demand, all of which are expressly waived) to offset any amount owed by Alliant Energy to the Investor or Citibank, as the case may be (or to the Agent on behalf of the Investor or Citibank, as the case may be), under this Agreement or any agreement or instrument entered into pursuant hereto, against any sum payable by the Investor or Citibank, as the case may be, to Alliant Energy. The rights of the Investor and Citibank under this paragraph are in addition to any other rights and remedies (including without limitation, other rights of set-off) which the Investor and Citibank may have.

          SECTION 4.05. Continuing Agreement. This Agreement is a continuing
                        --------------------
agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Obligations and the payment of all other amounts payable under this Agreement and (y) the Termination Date, (ii) bind the undersigned and the heirs, personal representatives, successors and assigns of the undersigned, and (iii) inure to the benefit of the Agent, the Owners, the Investor, Citibank, CNA, and their respective successors and assigns; provided that Alliant Energy may not assign its rights or obligations
         --------
hereunder or any interest herein without the prior written consent of the Agent. This Agreement shall create and constitute the continuing obligations of Alliant Energy in accordance with its terms, and shall remain in full force and effect until such time, after the Termination Date, as no Capital shall be outstanding; provided that rights and remedies with respect to any breach of any
--------
representation and warranty made by Alliant Energy hereunder shall be continuing and shall survive any termination of this Agreement. Without limiting the generality of the foregoing clause (iii), any Owner may assign all or any of its rights under the Ciesco Agreement or the Citibank Agreement as provided therein, and any such assignee shall thereupon become vested with all the benefits in respect thereof granted to such assignor herein or otherwise.

          SECTION 4.06. No Proceedings. Alliant Energy hereby agrees that it
                        --------------
will not institute against any SPE or the Seller or the Investor any proceeding of the type referred to in Section 7.01(f) of the Ciesco Agreement so long as any commercial paper notes issued by the Investor shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such commercial paper notes shall have been outstanding. Alliant Energy hereby agrees not to cause any SPE or the Seller to file a voluntary petition under the


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                                       13


Federal Bankruptcy Code or any other bankruptcy or insolvency laws, unless such filing has been authorized in accordance with the constituent documents of such SPE or the Seller, as the case may be, and by the General Manager (as defined in such constituent documents) of such SPE or the Seller, as the case may be, which shall have taken into consideration the interests of the creditors of such SPE or the Seller, as the case may be, rather than solely the interests of the members of such SPE or the Seller, as the case may be.

          SECTION 4.07. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY THE
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INTERNAL LAWS OF THE STATE OF NEW YORK.


                                        ALLIANT ENERGY CORPORATION


                                        By:
                                           ------------------------------------
                                        Title:


                                        Address:  222 West Washington Avenue
                                                  Madison, WI 53703

                                                  Attn:
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                                                  (Facsimile Transmission
                                                  No. (   )          )
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